                                                        EXHIBIT 4.2


                            SERIES 1996B SUPPLEMENT

                                    between

                           JAYHAWK FUNDING TRUST I,
                                    Issuer

                                      and


                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                    Trustee



                          Dated as of August 7, 1996


                            JAYHAWK FUNDING TRUST I

                         AUTOMOBILE LOAN-BACKED NOTES

                                 SERIES 1996B

     This SERIES 1996B SUPPLEMENT (this "Series 1996B Supplement"), dated as of August 7, 1996, is by and between JAYHAWK FUNDING TRUST I, a Delaware business trust (together with its successors and assigns as provided in the Indenture referred to below, the "Issuer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (together with its successors in trust thereunder as provided in the Indenture, the "Trustee"), as trustee under an Indenture dated as of August 7, 1996 (such Indenture, as thereafter amended and supplemented, is referred to herein as the "Indenture").


                             PRELIMINARY STATEMENT

     Section 2.12 of the Indenture provides, among other things, that the Issuer, when authorized by its Board of Trustees, and the Trustee may enter into a Series Supplement to the Indenture for the purpose of authorizing a Series of Notes and to specify certain terms of such Series of Notes. The Board of Trustees of the Issuer has duly authorized the creation of a Series of Notes in an aggregate principal amount of $47,885,266 to be known as its Automobile Loan-Backed Notes, Series 1996B (the "Series 1996B Notes") and to consist of $42,885,266 of 6.64% Class A Notes and $5,000,000 of 11.57% Class B Notes, and
the Issuer and the Trustee are executing and delivering this Series 1996B Supplement in order to provide for the Series 1996B Notes. The Series 1996B Notes are designated as Notes for purposes of the Indenture.

     All terms used in this Series 1996B Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein as supplemented by Section 1 hereof, if applicable, except to the extent the context clearly requires otherwise. Any such defined term that is defined in the Indenture as relating to a particular Series rather than to all Notes generally shall, when used in this Series 1996B Supplement, relate to the Series 1996B Notes, whether or not expressly so stated herein.


                               GRANTING CLAUSES

     Effective as of the Closing Date, the Issuer does hereby Grant to the Trustee for the ratable benefit of the Noteholders and the Note Insurer, as security for the Issuer's obligations hereunder and under the Series 1996B Notes, without recourse, all of the Issuer's right, title, and interest in and to the following and any and all benefits accruing to the Issuer from (but none of the obligations of JAC or the Issuer under): (i) the Initial Contracts; (ii) all rights with respect to the Initial Contracts (including all guaranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Initial Contract, and all rights with respect to any agreement or arrangement with the vendors, Dealers, or manufacturers of the Financed Vehicles to the extent specifically related to any Initial Contract, including, without limitation, the related Dealer Agreements and each Dealer Agreement Addendum related thereto); (iii) all payments on or with respect to the Initial Contracts received on or after the Initial Cutoff Date, including without limitation, all Insurance Proceeds and Liquidation Proceeds; (iv) the security interests created by the Initial Contracts in the related Financed Vehicles and in any other collateral securing such Initial Contracts; (v) the original Initial Contracts, the Title Documents, applications for Title Documents, and UCC financing statements relating to the related Financed Vehicles, and the Contract Files relating to the Initial Contracts; (vi) all rights of the Issuer pursuant to the Contribution and Servicing Agreement; (vii) all amounts from time to time on deposit in the Collection Account, the Reserve Fund, the Capitalized Interest Account, and the Pre-Funding Account (including any Eligible Investments and other property in such accounts); (viii) the Note Insurance Policy; (ix) all rights of the Issuer under each Extended Service Agreement with respect to the Initial Contracts and the related Financed Vehicles; (x) all rights of the Issuer under the Administrative Services Agreement and the FFG Policy with respect to the Extended Service Agreements applicable to the Initial Contracts and the related Financed Vehicles; and (xi) proceeds of the foregoing (including, but not by way of limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part or are included in the proceeds of any of the foregoing), in each case whether now owned or hereafter acquired (all of the foregoing, together with such other property of the Issuer as may be subsequently pledged to the Trustee pursuant to a Subsequent Transfer Agreement, being hereinafter referred to as the "Trust Estate"). The Note Insurance Policy will provide coverage with respect to the Class A Notes only. The foregoing Grant does not constitute and is not intended to result in a creation or an assumption by the Trustee, any Noteholder or the Note Insurer of any obligation of the Issuer, JAC, the Servicer, or any other Person in connection with the Trust Estate or under any agreement or instrument relating thereto. The only security for the Series 1996B Notes is the Trust Estate, and the Trust Estate is the security for only the Series 1996B Notes.

     The Trustee acknowledges its acceptance on behalf of the Noteholders and the Note Insurer of all right, title and interest previously held by the Issuer in and to the Trust Estate as it exists as of the Closing Date, and declares that it shall maintain such right, title and interest in accordance with the provisions hereof and agrees to perform the duties herein required to the best of its ability to the end that the interest of the Noteholders and the Note Insurer may be adequately and effectively protected.

     Section 1.   Certain Defined Terms.
                  ---------------------

     Section 1.01 of the Indenture provides that the meaning of certain defined terms used in the Indenture shall, when applied to the Notes of a particular Series, be as defined in such Section 1.01 but with such additional provisions as are specified in the related Series Supplement. With respect to the Series 1996B Notes, the following provisions shall govern the defined terms set forth below:

     Accelerated Payment Date:  Any of the following Payment Dates:
     ------------------------

     (i) each Payment Date prior to the first Payment Date with respect to which the Class A Collateral Percentage would be reduced to 32.5% after giving effect to payments of principal to be made on the Class A Notes on such Payment Date;

     (ii) each Payment Date after the occurrence or continuance of an event included in the definition of Event of Termination (other than those certain events identified in clause (vi)(A) of this definition, unless the Servicer has been terminated following an Event of Termination) regardless of whether the Controlling Party has declared an Event of Termination in connection with the occurrence of such event;

     (iii) each Payment Date after the occurrence of an Event of Default (provided the Notes have not been declared due and payable);

     (iv)  each Payment Date after the occurrence of a Note Insurer Default;

     (v) each Payment Date after the Aggregate Contract Principal Balance, as of the related Determination Date, less the Class A Note Balance, as of the preceding Payment Date, after giving effect to all payments of principal to the Class A Noteholders, has been reduced to 10% or less of the sum of (a) the Aggregate Contract Principal Balance as of the Initial Cutoff Date and (b) the aggregate of the Principal Balances of each Subsequent Contract, each as of its related Subsequent Cutoff Date;

     (vi) each of the first three (3) Payment Dates following (A) the occurrence or continuance of an event set forth in clauses (k), (m), or (s) of the definition of Event of Termination regardless of whether the Controlling Party has declared an Event of Termination in connection with the occurrence of such event or (B) a Monthly Period with respect to which the Cumulative Gross Charge-Off Ratio or the Cumulative Net Charge-Off Ratio, as of the related Determination Date, exceeds the level specified for such ratio for such Monthly Period in the following table:

                    Cumulative Gross    Cumulative Net
   Monthly Period   Charge-Off Ratio   Charge-Off Ratio
   --------------   ----------------   ----------------
September 1996           7.33%              5.50%
October 1996            11.33%              8.50%
November 1996           20.00%             15.00%
December 1996           31.33%             23.50%
January 1997            39.33%             29.50%
February 1997           42.67%             32.00%
March 1997              48.00%             36.00%
April 1997              53.33%             40.00%
May 1997                56.67%             42.50%
June 1997               58.67%             44.00%
July 1997               58.67%             44.00%

     (vii)   each Payment Date occurring during the Funding Period.

     Administrative Services Agreement:  As defined in the Contribution and
     ---------------------------------
Servicing Agreement.

     Applicable Trust Estate Assets:  As defined in Section 10.
     ------------------------------

     Available Funds:  With respect to any Determination Date, the sum of the
     ---------------
(i) the Collected Funds for such Determination Date, (ii) all Purchase Prices deposited in the Collection Account during the related Monthly Period, (iii) all Reinvestment Income credited to the Collection Account during the related Monthly Period, (iv) the amount, if any, deposited in the Collection Account during the related Monthly Period which was transferred from the Pre-Funding Account, if any, pursuant to Section 8.03(c) or (d) of the Indenture or which was transferred from the Capitalized

Interest Account pursuant to Section 7(b) or (c) hereof, and (v) the amount, if any, that was deposited in the Collection Account which was transferred from the Reserve Fund on the preceding Payment Date pursuant to Section 4(e).

     Backup Servicer Fee:  For any Monthly Period, an amount equal to 1/12th of
     -------------------
the product of (a) 0.02% and (b) the Aggregate Contract Principal Balance as of
(i) the Closing Date in the case of the first Monthly Period and (ii) the second preceding Accounting Date in the case of subsequent Monthly Periods (after reduction by the principal portion of payments received and applied during the Monthly Period in which such second preceding Accounting Date occurs).

     Capitalized Interest Account Deposit:  $148,626.
     ------------------------------------

     Class A Collateral Percentage:  As of any Determination Date, an amount
     -----------------------------
equal to (i) the Class A Note Balance, less any amounts held in the Reserve Fund, and less the Class A Pre-Funding Amount divided by (ii) the Aggregate Contract Principal Balance.

     Class A Interest Carryover Shortfall:  With respect to the Initial Payment
     ------------------------------------
Date, zero; with respect to each subsequent Payment Date, the excess, if any of
(i) the Class A Monthly Interest Payment Amount with respect to the preceding Payment Date plus any outstanding Class A Interest Carryover Shortfall with respect to such preceding Payment Date over (ii) the amount in respect of interest on the Class A Notes that was actually paid on the Class A Notes on such preceding Payment Date.

     Class A Interest Payment Amount:  With respect to each Payment Date, the
     -------------------------------
sum of the Class A Monthly Interest Payment Amount for such Payment Date and the Class A Interest Carryover Shortfall, if any, for such Payment Date.

     Class A Minimum Principal Payment Amount:  With respect to the Initial
     ----------------------------------------
Payment Date, zero; and with respect to any subsequent Payment Date, the amount, if any, by which (i) the Class A Note Balance as of the immediately preceding Payment Date (after giving effect to all payments of principal on the Class A Notes on such preceding Payment Date) exceeds (ii) the sum of (a) the Aggregate Contract Principal Balance, (b) the Class A Pre-Funding Amount, and (c) any amounts held in the Reserve Fund, each as of the immediately preceding Determination Date; provided, however, that with respect to the Payment Date which is the Stated Maturity, and with respect to the first Payment Date after the Trustee, at the direction of the Note Insurer, has declared the principal of all of the Class A Notes to be immediately due and payable, the Class A Minimum Principal Payment Amount shall be the amount necessary to reduce the Class A Note Balance to zero.

     Class A Monthly Interest Payment Amount:  With respect to any Payment Date,
     ---------------------------------------
30 days' interest at the Class A Note Interest Rate on the Class A Note Balance as of the immediately preceding Payment Date, after giving effect to all payments of principal to the Class A Noteholders on such preceding Payment Date (or, in the case of the Initial Payment Date, interest at the Class A Note Interest Rate on the Class A Note Balance as of the Closing Date for the number of days from (and including) the Closing Date to (but excluding) August 15,
1996).

     Class A Note Balance:  The sum of the Note Balances for all Class A Notes
     --------------------
Outstanding as of the date of determination.

     Class A Note Interest Rate:  6.64%.
     --------------------------

     Class A Notes:  The Notes denominated as Class A Notes.
     -------------

     Class A Pre-Funding Amount:  As of any date of determination, an amount
     --------------------------
equal to (i) the Class A Specified Percentage divided by the sum of the Class A Specified Percentage and the Class B Specified Percentage multiplied by (ii) the amount on deposit in the Pre-Funding Account (excluding any Reinvestment Income included in the Pre-Funding Account).

     Class A Principal Available Funds:  With respect to a Payment Date, the
     ---------------------------------
amount (not less than zero) of the Available Funds with respect to the related Determination Date, which will remain, if any, after application of such Available Funds to make payment of the amounts to be paid in accordance with
Section 3(a) through (j).

     Class A Principal Payment Amount: On each Payment Date that is an
     --------------------------------
Accelerated Payment Date, an amount equal to the greater of (i) the Class A Principal Available Funds with respect to such Payment Date and (ii) the Class A Minimum Principal Payment Amount with respect to such Payment Date, and on each Payment Date that is not an Accelerated Payment Date, the lesser of (a) the Class A Principal Available Funds with respect to such Payment Date and (b) the amount by which (I) the Class A Note Balance as of the immediately preceding Payment Date (after giving effect to all payments of principal on the Class A Notes on such preceding Payment Date), less the Class A Pre-Funding Amount as of the applicable Payment Date, and less any amount held in the Reserve Fund as of the applicable Payment Date (exclusive of amounts used to pay the Class A Interest Payment Amount and the Class B Interest Payment Amount on the applicable Payment Date) exceeds (II) 32.5% of the Aggregate Contract Principal Balance as of the immediately preceding Determination Date.

     Class A Specified Percentage:  44.20%.
     ----------------------------

     Class B Collateral Percentage:  As of any Determination Date prior to the
     -----------------------------
date the Class A Note Balance has been reduced to zero, an amount equal to (i) the Class B Note Balance less the Class B Pre-Funding Amount divided by (ii) the Aggregate Contract Principal Balance, and as of any Determination Date on or after the date on which the Class A Note Balance has been reduced to zero, an amount equal to (i) the Class B Note Balance, less any amounts held in the Reserve Fund, and less any amounts held in the Pre-Funding Account divided by
(ii) the Aggregate Contract Principal Balance.

     Class B Interest Carryover Shortfall:  With respect to the Initial Payment
     ------------------------------------
Date, zero; with respect to each subsequent Payment Date, the excess, if any of
(i) the Class B Monthly Interest Payment Amount with respect to the preceding Payment Date plus any outstanding Class B Interest Carryover Shortfall with respect to such preceding Payment Date over (ii) the amount in respect of interest on the Class B Notes that was actually paid on the Class B Notes on such preceding Payment Date.

     Class B Interest Payment Amount:  With respect to each Payment Date, the
     -------------------------------
sum of the Class B Monthly Interest Payment Amount for such Payment Date and the Class B Interest Carryover Shortfall, if any, for such Payment Date.

     Class B Monthly Interest Payment Amount:  With respect to any Payment Date,
     ---------------------------------------
30 days' interest at the Class B Note Interest Rate on the Class B Note Balance as of the immediately preceding Payment Date, after giving effect to all payments of principal to the Class B Noteholders on such preceding Payment Date (or, in the case of the Initial Payment Date, interest at the Class B Note Interest Rate on the Class B Note Balance as of the Closing Date for the number of days from (and including) the Closing Date to (but excluding) August 15,
1996).

     Class B Note Balance:  The sum of the Note Balances for all Class B Notes
     --------------------
Outstanding as of the date of determination.

     Class B Note Interest Rate:  11.57%.
     --------------------------

     Class B Notes:  The Notes denominated as Class B Notes.
     -------------

     Class B Pre-Funding Amount:  As of any date of determination, an amount
     --------------------------
equal to (i) the Class B Specified Percentage divided by the sum of the Class A Specified Percentage and the Class B Specified Percentage multiplied by (ii) the amount on deposit in the Pre-Funding Account (excluding any Reinvestment Income included in the Pre-Funding Account).

     Class B Principal Available Funds:  With respect to a Payment Date, the
     ---------------------------------
amount (not less than zero) of the Available Funds with respect to the related Determination Date, which will remain, if any, after application of such Available Funds to make payment of the amounts to be paid on such Payment Date in accordance with Section 3(a) through (o).

     Class B Principal Payment Amount: With respect to each Payment Date that is
     --------------------------------
an Accelerated Payment Date, zero, and with respect to each Payment Date that is not an Accelerated Payment Date, an amount equal to (i) if no Event of Default or Event of Termination has occurred and is continuing, an amount, not greater than the Class B Principal Available Funds with respect to such Payment Date, equal to the sum of (a) the greater of (1) 50% of the Class B Principal Available Funds and (2) the Class B Specified Percentage multiplied by the amount by which the Aggregate Contract Principal Balance as of the second preceding Determination Date exceeds the Aggregate Contract Principal Balance as of the immediately preceding Determination Date plus (b) if the Class B Collateral Percentage as of the related Determination Date would be greater than the Class B Specified Percentage after giving effect to the payment to be made pursuant to clause (a), an amount necessary to attain a Class B Collateral Percentage as of such Determination Date equal to the Class B Specified Percentage or (ii) if an Event of Default or Event of Termination has occurred and is continuing, the Class B Principal Available Funds with respect to such Payment Date; provided, however, with respect to the Payment Date that is the Stated Maturity and with respect to the first Payment Date after the date on which the Class B Notes have been declared due and payable in connection with an Event of Default, the Class B Principal Payment Amount shall be the amount necessary to reduce the Class B Note Balance to zero.

     Class B Specified Percentage:  5.15%.
     ----------------------------

     Closing Date:  August 7, 1996.
     ------------

     Contribution and Servicing Agreement:  That certain Contribution and
     ------------------------------------
Servicing Agreement dated as of the Closing Date between JAC, the Servicer, the Issuer, the Trustee, and the Backup Servicer.

     Controlling Party:  As defined in the Contribution and Servicing Agreement.
     -----------------

     Cumulative Gross Charge-Off Ratio:  As defined in the Contribution and
     ---------------------------------
Servicing Agreement.

     Cumulative Net Charge-Off Ratio:  As defined in the Contribution and
     -------------------------------
Servicing Agreement.

     Custodian:  Inwood Security Vaults, Inc. and all successors thereto in
     ---------
accordance with the terms of the Custodian Agreement.

     Custodian Agreement:  That certain custodian agreement, dated as of August
     -------------------
7, 1996, between the Custodian, JAC, the Servicer, the Issuer, and the Trustee.

     Custodian Fee:  With respect to a Payment Date, the amount charged by the
     -------------
Custodian for its services under the Custodian Agreement with respect to the related Monthly Period, in an aggregate amount not to exceed $0.10 per Contract File held by the Custodian at any time during such Monthly Period.

     Cutoff Date: With respect to the Initial Contracts, the Initial Cutoff
     -----------
Date, and with respect to any Subsequent Contracts, the applicable Subsequent Cutoff Date.

     Dealer Agreement:  As defined in the Contribution and Servicing Agreement.
     ----------------

     Dealer Agreement Addendum: As defined in the Contribution and Servicing
     -------------------------
Agreement.

     Extended Service Agreement:  As defined in the Contribution and Servicing
     --------------------------
Agreement.

     FFG Policy:  As defined in the Contribution and Servicing Agreement.
     ----------

     Funding Period:  The period commencing on the Closing Date and ending on
     --------------
the earliest to occur of (i) October 31, 1996, (ii) the date on which the amount on deposit in the Pre-Funding Account is reduced to or below $10,000, (iii) the date on which an Event of Default occurs, and (iv) the date on which an Event of Termination occurs.

     Initial Contracts:  The Contracts listed on the Series Contract Schedule
     -----------------
attached hereto as Exhibit C as of the Closing Date.
                   ---------

     Initial Cutoff Date:  June 23, 1996.
     -------------------

     Initial Other Contributed Property:  As defined in the Contribution and
     ----------------------------------
Servicing Agreement.

     Initial Payment Date:  August 15, 1996.
     --------------------

     Initial Reserve Fund Deposit:  $1,436,656 (this amount being equal to 3.35%
     ----------------------------
of the initial Class A Note Balance).

     Insurance Agreement:  As defined in the Contribution and Servicing
     -------------------
Agreement.

     Insurance Policy:  With respect to a Contract and the related Financed
     ----------------
Vehicle, any insurance policy benefitting the holder of such Contract, providing loss or physical damage, "guaranteed auto protection," credit life, accident and health, theft, mechanical breakdown or similar coverage with respect to such Financed Vehicle or the related Obligor, including but not limited to, any Extended Service Agreement relating to such Financed Vehicle.

     Insurance Proceeds:  With respect to a Financed Vehicle and a related
     ------------------
Contract, any amount (including, but not limited to, proceeds of claims and refunds of premiums) received by the related Servicer pursuant to a related Insurance Policy.

     Insured Expenses:  As defined in the Contribution and Servicing Agreement.
     ----------------

     Interest Claim Amount:  As defined in Section 5(a).
     ---------------------

     Liquidation Expenses:  As defined in the Contribution and Servicing
     --------------------
Agreement.

     Note Insurer Premium:  The "MBIA Premium" as defined in the Insurance
     --------------------
Agreement.

     Other Contributed Property:  Collectively, the Initial Other Contributed
     --------------------------
Property and all Subsequent Other Contributed Property.

     Placement Agent:  Chase Securities Inc.
     ---------------

     Plan:  As defined in Section 8(c).
     ----

     Plan Investor:  As defined in Section 8(c).
     -------------

     Preference Amount:  Any amount previously paid to a Noteholder of the Class
     -----------------
A Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final, nonappealable order of a court of competent jurisdiction.

     Pre-Funding Account Deposit:  $11,971,316.
     ---------------------------

     Principal Claim Amount:  As defined in Section 5(a).
     ----------------------

     Rating Agencies:  Moody's, S&P, and Fitch.
     ---------------

     Record Date:  With respect to a Payment Date for the Series 1996B Notes,
     -----------
the close of business on the last day of the calendar month preceding the month of such Payment Date.

     Redemption Date:  With respect to the redemption of the Series 1996B Notes
     ---------------
in whole, but not in part, any Payment Date occurring on or after the first Payment Date on which the Aggregate Contract Principal Balance, as of the related Determination Date, is less than or equal to 20% of the sum of (i) the Aggregate Contract Principal Balance, as of the Initial Cutoff Date and (ii) the aggregate of the Principal Balances of each Subsequent Contract, each as of its related Subsequent Cutoff Date.

     Re-Liening Expenses:  As defined in the Contribution and Servicing
     -------------------
Agreement.

     Reserve Fund Class A Interest Draw:  As defined in Section 4(b).
     ----------------------------------

     Reserve Fund Class A Principal Draw:  As defined in Section 4(c).
     -----------------------------------

     Reserve Fund Class B Interest Draw:  As defined in Section 4(b).
     ----------------------------------

     Segregation Agent:  Norwest Bank Minnesota, National Association.
     -----------------

     Segregation Agreement:  That certain segregation agreement, dated as of the
     ---------------------
Closing Date, between the Custodian, the Servicer, the Issuer, the Trustee, the Segregation Agent, and the Warehouse Lender.

     Series Event of Default:  The failure of JAC to comply with its obligations
     -----------------------
as set forth in Section 2.03(b) of the Contribution and Servicing Agreement or the failure of the Servicer to comply with its obligations as set forth in
Section 3.19 of the Contribution and Servicing Agreement.

     Specified Reserve Fund Amount:  With respect to a Payment Date, the greater
     -----------------------------
of (i) 3.35% of the Class A Note Balance as of such Payment Date (after giving effect to payments of principal on the Class A Notes on such Payment Date) and
(ii) $428,853 (the amount in this clause (ii) being equal to 1% of the initial Class A Note Balance).

     Stated Maturity:  The Payment Date occurring in March 2000.
     ---------------

     Subsequent Contract:  A Contract that, pursuant to a Subsequent Transfer
     -------------------
Agreement, is (i) contributed to the capital of, conveyed, and assigned by JAC to the Issuer and (ii) Granted to the Trustee by the Issuer to become part of the Trust Estate.

     Subsequent Cutoff Date: With respect to a Subsequent Contract, the date
     ----------------------
specified as such in the related Subsequent Transfer Agreement.

     Subsequent Other Contributed Property:  With respect to the Subsequent
     -------------------------------------
Contracts contributed by JAC to the Issuer on a Subsequent Transfer Date, as defined in the related Subsequent Transfer Agreement.

     Subsequent Release Amount:  With respect to a Subsequent Contract, an
     -------------------------
amount equal to 49.35% of the Principal Balance of such Subsequent Contract as of the related Subsequent Cutoff Date; provided, however, for purposes of the foregoing, the Principal Balance of each Subsequent Contract for which the APR is less than 10% per annum shall be discounted by 10%.

     Subsequent Transfer Agreement:  An agreement, substantially in the form
     -----------------------------
attached hereto as Exhibit B, pursuant to which any Subsequent Contracts are (i)
                   ---------
contributed to the capital of, conveyed, and assigned by JAC to the Issuer and
(ii) Granted to the Trustee by the Issuer to become part of the Trust Estate.

     Subsequent Transfer Date:  With respect to a Subsequent Contract, as
     ------------------------
specified in the applicable Subsequent Transfer Agreement, the date on which, pursuant to such Subsequent Transfer Agreement, such Subsequent Contract is (i) contributed to the capital of, conveyed, and assigned by JAC to the Issuer and
(ii) Granted to the Trustee by the Issuer to become part of the Trust Estate; provided, however, that (a) in any given calendar month there shall not be more than two Subsequent Transfer Dates and (b) no Subsequent Transfer Date may occur within ten Business Days of any other Subsequent Transfer Date.

     Transition Costs:  As defined in the Contribution and Servicing Agreement.
     ----------------

     Trust Estate:  As defined in the first paragraph of the Granting Clauses
     ------------
herein.

     Trustee Fee:  With respect to each Payment Date, $625.
     -----------

     Weighted Average Note Interest Rate:  As of any date of determination, the
     -----------------------------------
sum of (i) the product of (a) the Class A Note Balance divided by the Aggregate Note Balance and (b) the Class A Note Interest Rate; and (ii) the product of (a) the Class B Note Balance divided by the Aggregate Note Balance and (b) the Class B Note Interest Rate.

     Section 2.   Establishment of Certain Terms and Provisions of the Series
                  -----------------------------------------------------------
1996B Notes.
- -----------

     (a) The Series 1996B Notes shall be designated generally as the Issuer's Automobile Loan-Backed Notes, Series 1996B.

     (b) The date of the Private Placement Memorandum with respect to the Series 1996B Notes is August 7, 1996.

     (c) The aggregate principal amount of Series 1996B Notes that may be authenticated and delivered under this Series 1996B Supplement shall be $47,885,266 to consist of $42,885,266 of Class A Notes and $5,000,000 of Class B Notes, except for Series 1996B Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series 1996B Notes pursuant to Sections 2.04, 2.05, or 2.07 of the Indenture.

     (d) The Class A Notes are covered by the Note Insurance Policy. The Note Insurance Policy number is 21656. The Class B Notes are not covered by the Note Insurance Policy.

     (e) On the Closing Date, the Issuer will pay $41,009 to the Note Insurer, which amount represents payment of the Note Insurer Premium for the period from the Closing Date through the Payment Date occurring in October 1996.
Thereafter, the due dates for the Note Insurer Premium will be each Payment Date commencing on the Payment Date occurring in November 1996.

     (f) Interest on the Notes shall be computed assuming each year consists of 360 days.

     (g)  Each Class A Note shall be substantially in the form of Exhibit A-1
                                                                  -----------
attached hereto, and each Class B Note shall be substantially in the form of

Exhibit A-2 attached hereto.
- -----------

     (h) The Series Contract Schedule with respect to the Series 1996B Notes is attached hereto as Exhibit C.
                   ---------

     (i) The Class A Notes and Class B Notes shall be issued in minimum denominations of $1,000,000 plus integral multiples of $250,000 in excess thereof; provided, however, that one Class A Note may be issued in a different denomination.

     (j) The Series 1996B Notes that are authenticated and delivered by the Trustee to or upon the order of the Issuer on the Closing Date for the Series 1996B Notes shall be dated the Closing Date. All other Series 1996B Notes that are authenticated after the Closing Date for any other purpose under the Indenture shall be dated the date of their authentication.

     (k)  None of the Series 1996B Notes shall be Book Entry Notes.

     (l)  There shall be no Expense Fund with respect to the Series 1996B Notes.

     (m) The Series 1996B Notes may be authenticated by the Trustee at the Corporate Trust Office. There shall be no Authenticating Agent for the Series 1996B Notes.

     (n) No later than ten Business Days following the final payment of principal in retirement of each Series 1996B Note (or the Redemption Price of any such Series 1996B Note called for redemption in full), each related Noteholder shall surrender its Series 1996B Notes to the New York Agent.

     (o) On or before the fifth calendar day of each month, or the next following Business Day if such fifth calendar day is not a Business Day, the Trustee shall deliver to the Servicer, the Backup Servicer, the Issuer, and the
Note Insurer a Monthly Period Statement setting forth, with respect to each of the Collection Account, the Pre-Funding Account, the Reserve Fund, and the Capitalized Interest Account, a reconciliation of all account activity with respect to such account (showing sources and uses of funds) for the period from the second preceding Accounting Date (or, in the case of the first such Monthly Period Statement, from the Closing Date) through the immediately preceding Accounting Date.

     (p) The aggregate of the Principal Balances of Contracts that may be released from the Trust Estate pursuant to Section 2.14(b) of the Indenture may not exceed 10% of the sum of (a) the Aggregate Contract Principal Balance of the Initial Contracts as of the Closing Date and (b) the aggregate Principal Balances of each Subsequent Contract which has been pledged to the Trustee as of its respective Subsequent Transfer Date. Additionally, pursuant to Section 2.14(b) of the Indenture, the Issuer may not at any time (A) obtain the release of any Delinquent Contract unless it has obtained the release of all Defaulted Contracts outstanding at such time; (B) obtain the release of any other Contract (except a Defaulted Contract) unless it has obtained the release of all Delinquent Contracts outstanding at such time; and (C) with respect to obtaining the release of Delinquent Contracts, obtain the release of any Delinquent Contract unless it has obtained the release of all Delinquent Contracts outstanding at such time that are more delinquent (based on the number of days the Scheduled Payment for such Delinquent Contract is past due) than such Delinquent Contract.

     (q) The Issuer may redeem the Series 1996B Notes in whole, but not in part, pursuant to Section 10.01 of the Indenture on any Redemption Date. In connection with any redemption of the Series 1996B Notes at the time when the Aggregate Note Balance as of the Redemption Date exceeds 10% of the Aggregate Note Balance as of the Closing Date, the funds used to redeem such Series 1996B Note(s) shall be derived only from a refinancing of the debt by the Issuer, a sale of the Issuer's assets at fair market value, funds retained by the Issuer from its operations, or a combination thereof. Any exercise by the Issuer of its option to redeem the Series 1996B Notes requires the consent of the Note Insurer (unless the Note Insurer is not the Controlling Party) if (i) a claim has previously been made under the Note Insurance Policy, (ii) such redemption would result in a claim under the Note Insurance Policy, or (iii) such redemption would result in any amount owing to the Note Insurer remaining unpaid.

     (r) The Issuer may redeem the Class B Notes pursuant to Section 10.01 of the Indenture on any Payment Date on or after which the Class A Note Balance has been reduced to zero.

     (s) For purposes of Section 2.12(n)(v) of the Indenture, the Class A Notes are required to be rated "AAA" by S&P, "Aaa" by Moody's, and "AAA" by Fitch, and the Class B Notes are required to be rated at least "BB-" by Fitch.

     Section 3.   Payments on the Series 1996B Notes.
                  ----------------------------------

     On each Payment Date, if either no Default or Event of Default shall have occurred and be continuing or a Default or Event of Default shall have occurred and be continuing but the entire Aggregate Note Balance of the Series 1996B Notes shall not have been declared due and payable pursuant to Section 5.02 of the Indenture, in accordance with the Servicer's Certificate (on which the Trustee may conclusively rely) with respect to such Payment Date (i) the Available Funds with respect to the related Determination Date shall be applied as set forth below and (ii) any amounts deposited in the Collection Account pursuant to Sections 4 and 5 with respect to such Payment Date shall be applied to make payments as provided in such Sections; provided, however, that even if it shall not have received the Servicer's Certificate with respect to a Payment Date, the Trustee shall (i) withdraw funds from the Collection Account and the Reserve Fund, as necessary, to make payment of the amounts to be paid on such Payment Date as specified in items (a) - (j) and (ii) the Trustee shall make a claim on the Note Insurance Policy, as necessary, to make payment of the Class A Interest Payment Amount with respect to such Payment Date but not to make payments of any amounts relative to principal. Subject to the preceding sentence, Available Funds with respect to the related Determination Date shall be applied as follows:

     (a) to pay to the Trustee the Trustee Fee with respect to such Payment Date, and to pay any Trustee Fee or portion thereof with respect to each prior Payment Date that remains unpaid;

     (b) to pay to the Backup Servicer the Backup Servicer Fee with respect to such Payment Date, and to pay any Backup Servicer Fee or portion thereof with respect to each prior Payment Date that remains unpaid;

     (c) to pay to the Custodian the Custodian Fee with respect to such Payment Date, and to pay any Custodian Fee or portion thereof with respect to each prior Payment Date that remains unpaid;

     (d) to pay to the Servicer: (i) the Servicer Fee with respect to such Payment Date and to pay any Servicer Fee or portion thereof with respect to each prior Payment Date which remains unpaid; and (ii) to reimburse the Servicer for any Liquidation Expenses and Insured Expenses with respect to a Contract which were not reimbursed to the Servicer pursuant to the Contribution and Servicing Agreement but solely from Liquidation Proceeds and Insurance Proceeds with respect to such Contract; provided, however, that no such payments shall be made to the Servicer on any Payment Date with respect to which the Servicer has failed to deliver the applicable Servicer's Certificate;

     (e) provided that no Note Insurer Default has occurred and is continuing and that the Class A Note Balance has not been reduced to zero, to pay to the
Note Insurer the Note Insurer Premium with respect to such Payment Date and to pay any Note Insurer Premium or portion thereof with respect to each prior Payment Date which remains unpaid;

     (f) to pay to any successor Servicer and the Trustee any Transition Costs incurred by such successor Servicer and the Trustee and not previously reimbursed or paid by JAC pursuant to the Contribution and Servicing Agreement;

     (g) to pay to the Segregation Agent any amounts due to the Segregation Agent pursuant to the Segregation Agreement and not previously reimbursed or paid by JAC pursuant to the Segregation Agreement;

     (h) to pay to the Class A Noteholders the Class A Interest Payment Amount with respect to such Payment Date, to be applied as provided in Section 2.08 of the Indenture;

     (i) to pay to the Note Insurer any amounts previously paid by the Note Insurer under the Note Insurance Policy with respect to interest on the Class A Notes and not previously repaid, together with interest thereon in accordance with the Insurance Agreement;

     (j) to pay to the Class B Noteholders the Class B Interest Payment Amount with respect to such Payment Date, to be applied as provided in Section 2.08 of the Indenture;

     (k) to pay to the Class A Noteholders the Class A Principal Payment Amount with respect to such Payment Date, to be applied as provided in Section 2.08 of the Indenture;

     (l) to pay to the Note Insurer (i) any amounts previously paid by the Note Insurer under the Note Insurance Policy with respect to principal on the Class A Notes and not previously repaid, together with interest thereon in accordance with the Insurance Agreement and (ii) any other amounts due to the Note Insurer under the Insurance Agreement;

     (m) to pay to the Trustee and the Backup Servicer, any other amounts due to the Trustee or the Backup Servicer as expressly provided in the Indenture or in the Contribution and Servicing Agreement;

     (n) to pay to the Trustee and the Servicer any Re-Liening Expenses incurred by the Trustee or the Servicer and not previously reimbursed or paid by JAC pursuant to the Contribution and Servicing Agreement;

     (o) to make deposits into the Reserve Fund until the amount in the Reserve Fund is equal to the Specified Reserve Fund Amount for such Payment Date;

     (p) to pay to the Class B Noteholders the Class B Principal Payment Amount with respect to such Payment Date, to be applied as provided in Section 2.08 of the Indenture; and

     (q) to remit any excess funds to or at the direction of the Issuer in accordance with the instructions on the Servicer's Certificate with respect to such Payment Date.

     Section 4.   The Reserve Fund.
                  ----------------

     (a) On or before the Closing Date, the Trustee shall open and maintain with itself a Reserve Fund with respect to the Series 1996B Notes. The Reserve Fund shall be maintained in accordance with Section 8.04 of the Indenture and this Section 4. On the Closing Date, the Issuer shall deliver to the Trustee, for deposit into the Reserve Fund, the Initial Reserve Fund Deposit.

     (b) If with respect to a Payment Date (i) the amount to be paid pursuant to Section 3(h) with respect to such Payment Date exceeds (ii) the amount of the Available Funds with respect to the related Determination Date remaining, if any, after application of such Available Funds to make payment of the amounts to be paid pursuant to Sections 3(a) - (g) on such Payment Date, on such Payment Date the Trustee shall withdraw from the Reserve Fund, up to the amount on deposit therein as of such Determination Date, the amount of such excess and deposit the funds so withdrawn (the "Reserve Fund Class A Interest Draw" with respect to such Payment Date) in the Collection Account for application to payment of the amount to be paid pursuant to Section 3(h) on such Payment Date as provided in the first paragraph of Section 3. In addition, if with respect to a Payment Date (i) the amount to be paid with respect to Section 3(j) with respect to such Payment Date exceeds (ii) the amount of Available Funds with respect to the related Determination Date remaining, if any, after application of such Available Funds to make payment of the amounts to be paid pursuant to Sections 3(a) - (i) on such Payment Date, on such Payment Date the Trustee shall withdraw from the Reserve Fund, up to the amount on deposit therein as of such Determination Date (less the Reserve Fund Class A Interest Draw with respect to such Payment Date), the amount of such excess and deposit the funds so withdrawn (the "Reserve Fund Class B Interest Draw" with respect to such Payment Date) in the Collection Account for application to payment of the amount to be paid pursuant to Section 3(j) on such Payment Date as provided in the first paragraph of Section 3.

     (c) If with respect to a Payment Date (i) the Class A Minimum Principal Payment Amount with respect to such Payment Date exceeds (ii) the Class A Principal Available Funds with respect to such Payment Date, on such Payment Date the Trustee shall withdraw from the Reserve Fund, up to the amount on deposit therein as of the related Determination Date (less the Reserve Fund Class A Interest Draw and the Reserve Fund Class B Interest Draw, each with respect to such Payment Date), the amount of such excess and deposit the funds so withdrawn (the "Reserve Fund Class A Principal Draw" with respect to such Payment Date) in the Collection Account for application to payment of the amount to be paid pursuant to Section 3(k) on such Payment Date as provided in the first paragraph of Section 3.

     (d) On the Payment Date that is the Stated Maturity, the Trustee shall withdraw from the Reserve Fund, the amount on deposit therein as of such Payment Date (less the Reserve Fund Class A Interest Draw, the Reserve Fund Class B Interest Draw, and the Reserve Fund Class A Principal Draw, each with respect to such Payment Date) and deposit the funds so withdrawn in the Collection Account for application first, to pay to the Note Insurer any amounts due to the Note Insurer under the Insurance Agreement, and second to payments of the Class B Principal Payment Amount pursuant to Section 3(p) on such Payment Date as provided in the first paragraph of Section 3.

     (e) On each Payment Date, so long as no Default, Event of Default, or Event of Termination shall have occurred and be continuing, the Trustee shall withdraw from the Reserve Fund and deposit in the Collection Account (for inclusion in the Available Funds with respect to the next succeeding Determination Date) the amount by which (i) the amount on deposit in the Reserve Fund (after giving effect to the payments made on the Series 1996B Notes on such Payment Date) exceeds (ii) the Specified Reserve Fund Amount for such Payment Date.

     Section 5.   Payments under the Note Insurance Policy.
                  ----------------------------------------

     (a) With respect to each Payment Date, if (i) the sum of (x) the amount of the Available Funds with respect to the related Determination Date which will remain, if any, after application of such Available Funds to make payments of the amounts to be paid pursuant to Sections 3(a) - (g) on such Payment Date plus
(y) the Reserve Fund Class A Interest Draw with respect to such Payment Date, is not sufficient to make payment of the amount to be paid pursuant to Section 3(h) on such Payment Date (the amount of such insufficiency being the "Interest Claim Amount" with respect to such Payment Date) or (ii) the sum of (x) the Class A Principal Available Funds with respect to such Payment Date plus (y) the Reserve Fund Class A Principal Draw with respect to such Payment Date, is not sufficient to make payment of the Class A Minimum Principal Payment Amount with respect to such Payment Date (the amount of such insufficiency being the "Principal Claim Amount" with respect to such Payment Date), the Trustee shall, no later than 12:00 noon New York time, on the second Business Day immediately preceding such Payment Date make a claim under the Note Insurance Policy in an amount equal to the sum of the Interest Claim Amount, if any, with respect to such Payment Date and the Principal Claim Amount, if any, with respect to such Payment Date. All proceeds of claims on the Note Insurance Policy shall be deposited in the Collection Account and (i) each Interest Claim Amount with respect to a Payment Date shall be applied solely to make payment of the Class A Interest Payment Amount pursuant to Section 3(h) on such Payment Date and (ii) each Principal Claim Amount with respect to a Payment Date shall be applied solely to make payment of the Class A Minimum Principal Payment Amount with respect to such Payment Date, pursuant to Section 3(k).

     (b) In addition, the Trustee shall make a claim upon the Note Insurance Policy for the full amount of any Preference Amount on the first Business Day following receipt by the Trustee from the applicable Class A Noteholder of the following: (i) a certified copy of the order requiring the return of such preference payment, (ii) an opinion of counsel satisfactory to the Note Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Class A Noteholder relating to or arising under the Class A Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, and (iv) appropriate instruments to effect the appointment of the Note Insurer as agent for such Class A Noteholder in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Note Insurer. Any proceeds of any such Preference Amount received by the Trustee shall be paid pursuant to the terms of the Note Insurance Policy.

     Section 6.   The Pre-Funding Account.
                  -----------------------

     (a) On or before the Closing Date, the Trustee shall open and maintain with itself a Pre-Funding Account with respect to the Series 1996B Notes. The Pre-Funding Account shall be maintained in accordance with Section 8.03 of the Indenture and this Section 6. On the Closing Date, the Issuer shall deliver to the Trustee, for deposit into the Pre-Funding Account, the Pre-Funding Account Deposit.

     (b) On each Subsequent Transfer Date, the Issuer may Grant to the Trustee Subsequent Contracts and the related Subsequent Other Contributed Property, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

          (i) JAC, the Issuer, the Trustee, the Servicer, and the Backup Servicer shall have entered into a Subsequent Transfer Agreement with respect to such Subsequent Contracts;

          (ii) the Note Insurer shall have delivered to the Issuer and the Trustee a written notice confirming the Note Insurer's consent to and approval of the Grant of such Subsequent Contracts on such Subsequent Transfer Date;

          (iii) JAC shall have delivered to the Issuer and the Trustee an Officer's Certificate of JAC stating that the related Contract Files have been delivered to the Custodian;

          (iv) the Issuer shall have delivered to the Trustee, the Note Insurer and each Rating Agency an Opinion of Counsel to the effect that:

               (A) the Issuer has the power and authority to Grant such Subsequent Contract and related Other Contributed Property to the Trustee as security for the Series 1996B Notes and has duly authorized such Grant to the Trustee by all necessary action;

               (B) the Indenture, together with this Series Supplement and the related Subsequent Transfer Agreement, creates a valid security interest and subjects such Subsequent Contracts and related Other Contributed Property to the lien and security interest of the Indenture; and

               (C) such action has been taken with respect to delivery of possession of such Subsequent Contracts and related Other Contributed Property and with respect to the recording and filing of the Indenture, this related Series Supplement, any other indentures supplemental to the Indenture, and any other requisite documents and with respect to the execution and filing of any financing statements as is necessary to make effective and to perfect a first priority lien and security interest created by the Indenture and this Series Supplement in such Subsequent Contracts and related Other Contributed Property; and

          (v) the Issuer and JAC shall have delivered to the Trustee, the Note Insurer, and each Rating Agency an Opinion of Counsel, in a form substantially similar to the opinion delivered on the Closing Date regarding enforceability of the Contribution and Servicing Agreement as against such parties, regarding the enforceability of such Subsequent Transfer Agreement as against such parties.

     Section 7.   The Capitalized Interest Account.
                  --------------------------------

     (a) On or before the Closing Date, the Trustee shall open and maintain with itself a Capitalized Interest Account with respect to the Series 1996B Notes. The Capitalized Interest Account shall be maintained in accordance with
Section 8.05 of the Indenture and this Section 7. On the Closing Date, the Issuer shall deliver to the Trustee, for deposit into the Capitalized Interest Account, the Capitalized Interest Account Deposit.

     (b) On each Determination Date through the first Determination Date following the end of the Funding Period, the Trustee shall withdraw from the Capitalized Interest Account and deposit in the Collection Account an amount equal to the lesser of (i) the amount then on deposit in such Capitalized Interest Account and (ii) an amount equal to the amount by which (a) the amount of interest which would have been earned on the average balance in the Pre-Funding Account during the related Monthly Period, if such amounts had earned interest at a rate equal to 7.5354% per annum (representing the sum of the Weighted Average Note Interest Rate as of the Closing Date and the annual percentage used in the calculation of the Note Insurer Premium), without compounding, exceeds (b) the amount of Reinvestment Income actually earned on the amounts on deposit in the Pre-Funding Account during such Monthly Period.

     (c) On the first Determination Date following the end of the Funding Period, following the withdrawal made pursuant to Section 7(b) on such Determination Date, the Trustee shall withdraw any funds remaining on deposit in the Capitalized Interest Account and (i) so long as no Default, Event of Default, or Event of Termination shall have occurred and be continuing, pay such funds to or at the direction of the Issuer or (ii) if a Default, Event of Default, or Event of Termination shall have occurred and be continuing, deposit such funds in the Collection Account.

     Section 8.   Restrictions on Transfer.
                  ------------------------

     (a) The Notes have not been registered or qualified under the Securities Act or the securities laws of any State. No Note may be transferred unless such
Note is resold (i) pursuant to a valid registration statement under the Securities Act and any applicable state securities or "Blue Sky" laws, (ii) pursuant to Rule 144A under the Securities Act or (iii) pursuant to another exemption available under the Securities Act and, in each case, in compliance with any applicable state securities or "Blue Sky" laws.

     (b) Prior to a transfer of a Series 1996A Note pursuant to Rule 144A under the Securities Act, the Trustee shall require a transferor's representation letter in the form attached hereto as Exhibit D-1, or a transferor's
                                      -----------
representation letter and a transferee's letter in the forms attached hereto as
                      ---
Exhibit D-2 and Exhibit D-3, respectively.  Prior to a transfer of a Series
- -----------     -----------
1996A Note pursuant to another exemption available under the Securities Act, the Trustee shall require a transferee's representation letter in the form attached hereto as Exhibit D-4, or such other representations (or an acceptable opinion
          -----------
of counsel) as may be approved by the Issuer.

     (c) No issuance or transfer of a Class B Note or any beneficial interest therein shall be made to any Person unless the Trustee has received either (a) a certificate from such transferee in the form of Exhibit E hereto, to the effect
                                                ---------
that such transferee is not an employee benefit plan, trust, or account subject to Title I of ERISA or subject to Section 4975 of the Code, or a governmental plan defined in Section 3(32) of ERISA subject to any federal, state, or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law") (each, a "Plan") and is not an entity, including an insurance company separate account or an insurance company general account if the assets in any such accounts constitute "plan assets" for purposes of ERISA, whose underlying assets include plan assets by reason of a plan investor's investment in the entity (such plan or entity, a "Plan Investor"), or (b) an opinion of counsel satisfactory to the Trustee and the Issuer to the effect that the proposed issuance or transfer of such Class B Notes will not cause any assets of the Trust Estate to be deemed to be "plan assets" subject to the fiduciary responsibility provisions of ERISA or prohibited transactions provisions of Section 4975 of the Code or Similar Law, will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code or Similar Law, and will not subject the Trustee, the Issuer, the Servicer, or any subservicer to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or Similar Law) in addition to those undertaken in the Indenture and the Contribution and Servicing Agreement. Notwithstanding the foregoing, the Trustee will not require such opinion if, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class B Note by a Plan Investor will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law. In addition, to the extent that the Trustee may reasonably so request, a prospective investor may be required to provide such evidence as may be deemed necessary to substantiate the accuracy of the representations upon which the sale of a Class B Note is made.

     (d) The Trustee shall have no liability to the Trust Estate, any Noteholder, or any other Person arising from a transfer of any Note in reliance upon a certification or representations, or an opinion described in this Section
8. Neither the Issuer nor the Trustee is obligated to register or qualify the Series 1996A Notes under the Securities Act or any other securities law.

     (e) Promptly after receipt, the Trustee shall furnish to a requesting Holder, or any prospective owner designated by such Holder, the information required to be delivered to Holders and prospective owners of Notes in connection with resales of the Notes to permit compliance with Rule 144A of the Securities Act in connection with such resales. Such information with respect to the Series 1996A Notes shall be provided to the Trustee as provided in the related Contribution and Servicing Agreement.

     Section 9.   Event of Default.
                  ----------------

     If the Series 1996B Notes have been declared due and payable following an Event of Default and such declaration has not been rescinded or annulled, any money collected by the Trustee with respect to the Series 1996B Notes and any other money that may be held thereafter by the Trustee as security for the Series 1996B Notes shall be applied pursuant to Section 5.08 of the Indenture in the following order; provided that proceeds of a claim under a Note Insurance Policy will be used only to pay interest on the Class A Notes and the Class A Minimum Principal Payment Amount in the manner set forth in clauses Eighth and Eleventh below and pursuant to the Note Insurance Policy:

     FIRST: To the payment to the Trustee of the Trustee Fee then due, and any costs or expenses incurred by it in connection with enforcing the remedies provided for in the Indenture;

     SECOND: To the payment to the Backup Servicer of the Backup Servicer Fee then due;

     THIRD:  To the payment to the Custodian of the Custodian Fee then due;

     FOURTH: If JAC is no longer acting as the Servicer with respect to the Series 1996B Notes, to the payment of all amounts due the Servicer pursuant to the Contribution and Servicing Agreement and this Series 1996B Supplement;

     FIFTH: Unless a Note Insurer Default shall have occurred and be continuing, to the payment to the Note Insurer of the related Note Insurer Premium then due;

     SIXTH: To the payment to the Trustee and the Backup Servicer of other amounts due to the Trustee or Backup Servicer with respect to the Series 1996B Notes as expressly provided in the Indenture and in the Contribution and Servicing Agreement;

     SEVENTH: To the payment to the Segregation Agent of any amounts due to the Segregation Agent pursuant to the Segregation Agreement and not otherwise paid;

     EIGHTH: To the payment of the amounts then due and unpaid upon the Class A Notes for interest, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for interest;

     NINTH: To reimburse the Note Insurer for any amount previously paid under the Note Insurance Policy with respect to interest on the Class A Notes and not previously repaid, together with interest thereon;

     TENTH: To the payment of the amounts then due and unpaid upon the Class B Notes for interest, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for interest;

     ELEVENTH: To the payments of the remaining Class A Note Balance, pro rata without preference or priority of any kind;

     TWELFTH: To the payment to the Note Insurer of any amounts previously paid by the Note Insurer under the Note Insurance Policy with respect to principal on the Class A Notes and not theretofore repaid, together with interest thereon and any other amounts due under the Insurance Agreement;

     THIRTEENTH: To reimburse the Note Insurer and the Noteholders, pro rata for any costs or expenses incurred in connection with any enforcement action with respect to the Indenture (to the extent related to the Series 1996B Notes) or the Series 1996B Notes;

     FOURTEENTH: To the payment of the remaining Class B Note Balance, pro rata without preference or priority of any kind; and

     FIFTEENTH: If JAC is the Servicer, to the payment of all amounts due the Servicer (to the extent related to the Series 1996B Notes) pursuant to the Contribution and Servicing Agreement and this Series Supplement;

     SIXTEENTH: To the payment to the Servicer of any other amounts due the Servicer as expressly provided in the Indenture and in the related Contribution and Servicing Agreement;

     SEVENTEENTH: To the payment of any surplus to or at the written direction of the Issuer or any other person legally entitled thereto with respect to claims against the Issuer.

     Section 10.   Right of First Refusal Upon Private Sale of Trust Estate.
                   --------------------------------------------------------

     At any time following the occurrence of an Event of Default, and while the
Note Insurer is the Controlling Party, if the Controlling Party shall have directed the Trustee to take possession of and sell any portion of the Trust Estate (the "Applicable Trust Estate Assets") in one or more private Sales pursuant to Sections 5.04(b) and 5.18 of the Indenture, the Trustee shall take possession of such Applicable Trust Estate Assets and conduct each Sale of Applicable Trust Estate Assets in accordance with the provisions of this Section. If at any time bids are solicited with respect to a Sale of Applicable Trust Estate Assets each Class B Noteholder shall be solicited at the same time, and each Class B Noteholder and the Note Insurer shall receive all solicitation materials distributed in connection with such solicitation.

     (a) The Trustee shall not consummate any Sale unless it shall have received a written offer from a third party to purchase such Applicable Trust Estate Assets. No later than two (2) Business Days after its receipt of any such offer, the Trustee shall give written notice of such offer to each Class B Noteholder, which notice shall include the terms and conditions of such offer and shall constitute an offer on the part of the Trustee to sell such Applicable Trust Estate Assets to the Class B Noteholders at a price and upon the terms and conditions set forth in such notice.

     (b) Unless, no later than two (2) Business Days after the giving of notice by the Trustee to the Class B Noteholders pursuant to paragraph (a) of this Section, any of the Class B Noteholders shall give written notice to the Trustee that they desire to purchase the Applicable Trust Estate Assets at the price and upon the terms offered by the third party as set forth in the offer included in the notice given by the Trustee, the Trustee shall, at the direction of the Note Insurer, sell the

Applicable Trust Estate Assets to such third party at a price not less than the price set forth in such notice.

     (c) In the event any of the Class B Noteholders shall, no later than two (2) Business Days after the giving of notice by the Trustee to the Class B Noteholders pursuant to paragraph (a) of this Section, give written notice to the Trustee and the Note Insurer that they desire to purchase the Applicable Trust Estate Assets at the price and upon the terms offered by the third party as set forth in the offer included in the notice given by the Trustee (the Class B Noteholders giving such notice within the time period referred to above being the "Purchasing Class B Noteholders" with respect to such Applicable Trust Estate Assets), the closing of such purchase and sale of such Applicable Trust Estate Assets shall take place at 10:00 a.m. at the Corporate Trust Office (or at such other time and place as may be agreed to by the Purchasing Class B Noteholders, the Note Insurer, and the Trustee) on a Business Day no later than two (2) Business Days after the giving of such notice by such Purchasing Class B Noteholders to the Trustee and the Note Insurer pursuant to this paragraph.

     (d) If the applicable Purchasing Class B Noteholders fail to purchase the Applicable Trust Estate Assets as provided in paragraph (c) above, such Purchasing Class B Noteholders shall indemnify the Issuer and the Note Insurer for any losses incurred by the Issuer or the Note Insurer as a result of such failure.

     (e) The obligations of the applicable Purchasing Class B Noteholders to purchase Applicable Trust Estate Assets as provided in paragraph (c) above, and to indemnify the Issuer and the Note Insurer as provided in paragraph (d) above, shall be joint and several obligations of such Purchasing Class B Noteholders.

     Section 11.   Controlling Party.
                   -----------------

     At any time when the Note Insurer is not the Controlling Party, a Note Voting Amount shall have the right to remove the Controlling Party and to designate in writing a substitute Controlling Party, provided that no removal of such Controlling Party shall be effective until a substitute Controlling Party has been designated.

     Section 12.   Counterparts.
                   ------------

     This Series 1996B Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 13.   GOVERNING LAW.
                   -------------

          AS PROVIDED IN SECTION 11.11 OF THE INDENTURE, THIS SERIES 1996B SUPPLEMENT AND EACH SERIES 1996B NOTE ISSUED HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY STATE.

     Section 14.   Notices to Rating Agencies.
                   --------------------------

     (a) The Trustee shall as soon as practicable notify the Rating Agencies and the Note Insurer in writing of the occurrence of the following events, or provide to the Rating Agencies, as applicable:

          (i) any amendment to the Indenture or this Series 1996B Supplement pursuant to Section 9.01 or 9.02 of the Indenture, in which case the Trustee shall accompany such notice with a copy of the executed supplemental indenture effecting such amendment;

          (ii) the occurrence of an Event of Default or an Event of Termination of which the Trustee has actual knowledge and the action, if any, taken as a consequence thereof;

          (iii) the resignation or removal of the Trustee and the appointment of any successor Trustee;

          (iv) the final Payment Date on the Series 1996B Notes;

          (v) each Servicer's Certificate and each Monthly Period Statement; and

          (vi) each Officer's Certificate of the Servicer pursuant to Section
     3.11 of the Contribution and Servicing Agreement and report of Independent Accountants pursuant to Section 3.12 of the Contribution and Servicing Agreement.

     (b)  The Issuer shall, as soon as practicable, notify the Rating
Agencies of the appointment of any successor Trustee pursuant to Section 6.09 of the Indenture in the event that the resigning or removed Trustee is unable to do so.

     (c) All notices to the Rating Agencies under this Section 14 shall be deemed to have been duly given if mailed by registered mail, postage prepaid, or express courier service, to (a) in the case of S&P, Standard & Poor's Ratings Group, 25 Broadway, New York, New York 10004, Attention: Mark Golembeck, (b) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department, 4th Floor, and (c) in the case of Fitch, Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004, Attention: ABS Department.

     (d) Failure to give any notice as required by this Section 14 shall not constitute a breach hereof by any party hereto.

          IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Series 1996B Supplement to be duly executed by their respective officers thereunto duly authorized all as of the day and year first above written.

                              JAYHAWK FUNDING TRUST I, as Issuer



                              By:   /s/ William K. Bixby, III
                                 ------------------------------
                                    William K. Bixby, III
                                    Vice President


                              NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION, as Trustee



                              By:   /s/ Bonnie Seideman
                                 -------------------------------
                                    Bonnie Seideman
                                    Assistant Vice President

                                  EXHIBIT A-1

                             Form of Class A Notes

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                                  EXHIBIT A-2

                             Form of Class B Notes

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                                   EXHIBIT B

                     Form of Subsequent Transfer Agreement

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                                   EXHIBIT C

                            Series Contract Schedule

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                                  EXHIBIT D-1

                   Form of Transferor's Representation Letter
                  (Rule 144A Transfer With QIB Representation)

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                                  EXHIBIT D-2

                   Form of Transferor's Representation Letter
                (Rule 144A Transfer Without QIB Representation)

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                                  EXHIBIT D-3

                   Form of Transferee's Representation Letter
                              (Rule 144A Transfer)

                         [Exhibit Begins on Next Page]
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                                  EXHIBIT D-4

                   Form of Transferee's Representation Letter
                           (Other Exemption Transfer)

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                                   EXHIBIT E

                Form of Transfer Certificate as to ERISA Matters
                               for Class B Notes

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